Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Barclays PLC (“Barclays”) under the US Securities Act of 1933, as amended (the “Securities Act”), of ordinary shares to be issued, from time to time, by Barclays (the “Shares”) pursuant to the Barclays Global Sharepurchase Plan. Such Shares will be registered on one or more registration statements on Form S-8 (each, a “Registration Statement”) and filed with the US Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Director of Barclays or the Company Secretary, and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Shares that is to be effective upon filing by Barclays pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date: May 21, 2018	By:	/s/ John McFarlane
John McFarlane
Group Chairman

Date: May 21, 2018	By:	/s/ James Staley
James Staley
Group Chief Executive (Principal Executive Officer and) and Executive Director

Date: May 21, 2018	By:	/s/ Tushar Morzaria
Tushar Morzaria
Group Finance Director (Principal Financing Officer and Principal Accounting Officer) and Executive Director

Date: May 21, 2018	By:	/s/ Michael Ashley
Michael Ashley
Non-executive Director

Date: May 21, 2018	By:	/s/ Timothy Breedon CBE
Timothy Breedon CBE
Non-executive Director

Date: May 21, 2018	By:	/s/ Sir Ian Cheshire
Sir Ian Cheshire
Non-executive Director

Date: May 21, 2018	By:	/s/ Mary Francis CBE
Mary Francis CBE
Non-executive Director

Date: May 21, 2018	By:	/s/ Crawford Gillies
Crawford Gillies
Non-executive Director

Date: May 21, 2018	By:	/s/ Sir Gerald Grimstone
Sir Gerald Grimstone
Non-executive Director

Date: May 21, 2018	By:	/s/ Reuben Jeffrey III
Reuben Jeffery III
Non-executive Director

[Signature page of Power of Attorney]

Date: May 21, 2018	By:	/s/ Matthew Lester
Matthew Lester
Non-executive Director

Date: May 21, 2018	By:	/s/ Dambisa Moyo
Dambisa Moyo
Non-executive Director

Date: May 21, 2018	By:	/s/ Diane Schueneman
Diane Schueneman
Non-executive Director

Date: May 21, 2018	By:	/s/ Michael Turner CBE
Michael Turner CBE
Non-executive Director

[Signature page of Power of Attorney]